AMENDMENT NO. 3
                            TO AGREEMENT AND PLAN OF
                            REORGANIZATION AND MERGER
                     BY AND AMONG U.S. ENERGY SYSTEMS, INC.,
                            USE ACQUISITION CORP. AND
                      ZAHREN ALTERNATIVE POWER CORPORATION


     This Amendment No. 3 to Agreement and Plan of Reorganization and Merger (the "Amendment") is made as of the 19th day of January, 2001 by and among U.S. Energy Systems, Inc. ("Parent"), USE Acquisition Corp. ("Merger Sub"), and Zahren Alternative Power Corporation (the "Company"). Unless indicated otherwise, capitalized terms shall have the same meanings herein as they have in the Merger Agreement (as defined below).

                               W I T N E S S E T H

     WHEREAS, Parent, Merger Sub and the Company previously entered into (i) that certain Agreement and Plan of Reorganization and Merger dated as of November 28, 2000, (ii) that certain Amendment No. 1 to the Agreement dated as of the 11th day of December, 2000 and (iii) that certain Amendment No. 2 to the Agreement dated as of the 19th day of December, 2000 (collectively the "Merger Agreement"); and

     WHEREAS, the Parent, Merger Sub and the Company now wish to amend the Agreement.

     NOW, THEREFORE, in consideration of $10.00 and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 2.04 of the Merger Agreement is hereby amended by deleting the existing paragraph in its entirety and inserting in its place the following paragraph:

          SECTION 2.04. Closing. The closing (the "Closing") shall occur at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, New York on the first Business Day of the month following the month in which the Parent's Stockholder Approval is obtained, but no later than February 1, 2001, (the "Closing Date"); provided that such Closing Date shall be extended by a number of days equal to the number of days, measured inclusively, contained in the period commencing on December 20, 2000 and ending on the date on which Parent receives written notice from the SEC that the Proxy Statement referred to in Section 6.01 has been approved for delivery to the Parent's shareholders; provided, further, that (i) if such extended Closing Date is not a Business Day then the closing shall be further extended to the next Business Day. Notwithstanding anything to the contrary herein, the closing date shall not be extended beyond May 1, 2001 (the "Termination Date"). The


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     parties will proceed diligently and use their respective  diligent efforts, exercised in good faith, to effect the Closing on or before the Closing Date. The Closing shall constitute the acts which take place on the Closing
     Date  by  which  the  transactions   contemplated  by  this  Agreement  are
     consummated.

     2. The definition of "Ordinary Course Working Capital" contained in Annex 1 to the Merger Agreement is hereby amended by deleting "$700,000" from clause
(ii) of the third sentence and replacing it with "$800,000."

     3. Except as amended hereby, the Merger Agreement is as hereby ratified and confirmed and, as so amended, remains in full force and effect on the date hereof.


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     IN WITNESS  WHEREOF,  Parent,  Merger Sub and the Company  have caused this
Agreement to be executed as of the date first written above.

                                       U.S. ENERGY SYSTEMS, INC.


                                       By: /s/ Goran Mornhed
                                          ---------------------------------
                                           Name: Goran Mornhed
                                           Title: President and
                                           Chief Operating Officer


                                       USE ACQUISITION CORP.


                                       By: /s/ Goran Mornhed
                                          ---------------------------------
                                           Name: Goran Mornhed
                                           Title: President


                                       ZAHREN ALTERNATIVE POWER CORPORATION


                                       By: /s/ Bernard J. Zahren
                                          ---------------------------------
                                           Name: Bernard J. Zahren
                                           Title: President


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